Exhibit 12.1

ATTORNEYS AT LAW 100 North Tampa Street, Suite 2700 Tampa, FL 33602-5810 P.O. Box 3391 Tampa, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com CLIENT/MATTER NUMBER 098929-0105

March 31, 2026

Doc.com Inc.

150 Greenwich Street, Suite 2939

New York, NY 10007

Ladies and Gentlemen:

We are acting as counsel to Doc.com Inc., a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale of up to 3,000,000 shares of the Company’s Class A Common Stock, par value $0.000001 per share, at an offering price of $8.00 per share (the “Shares”), in each case pursuant to (i) an Offering Statement on Form 1-A (No. 024-12717) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 2, 2026, and amended by Amendment No. 1 filed by the Company with the Commission on or about the date hereof (as so amended, the “Offering Statement”), and (ii) one or more Subscription Agreements, each substantially in the form of Exhibit No. 1.1 to the Offering Statement (the “Subscription Agreement”).

As counsel to the Company in connection with the proposed offering of the Shares, we have examined: (i) the Offering Statement, (ii) the form of Subscription Agreement, (iii) the Company’s Certificate of Incorporation and Bylaws, each as amended to date and filed as exhibits to the Offering Statement, and (iv) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Offering Statement and by the execution and delivery of Subscription Agreements. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinion rendered below. In our examination of the all these documents, we have assumed the genuineness of all signatures, the authenticity of all documents, records, certificates, and instruments filed by the Company with the Commission or submitted to us as originals, and the conformity with the originals of all documents, records, certificates, and instruments submitted to us as copies.

Our opinion rendered below is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon issuance of the Shares pursuant to the terms of one or more Subscription Agreements after notice of qualification under Regulation A of the Offering Statement (as the same may theretofore be amended) has been delivered to the Company by the Commission, and receipt by the Company of the consideration for the Shares pursuant to the terms of one or more Subscription Agreements, the Shares purported to be sold thereunder will be validly issued, fully paid, and nonassessable.

This opinion rendered above is given as of the date hereof. We assume no obligation to supplement that opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change that opinion after the date hereof. This opinion letter is limited to the matters set forth herein. No other opinion may be inferred beyond the matters expressly stated herein.

We consent to the filing of this opinion letter as Exhibit 12.1 to the Offering Statement in accordance with the requirements of Item 17(12) of Part III of SEC Form 1-A, to the incorporation by reference of this opinion letter into the Offering Statement and to the references to our firm therein.

Very truly yours,

/s/ Foley & Lardner LLP

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